EXHIBIT 21
FLOTEK INDUSTRIES, INC.
LIST OF SUBSIDIARIES

CESI Chemical, Inc.	Flotek Ecuador Investments, LLC
Oklahoma Corporation	Texas Limited Liability Company
CESI Manufacturing, LLC	Flotek Ecuador Management, LLC
Oklahoma Limited Liability Company	Texas Limited Liability Company
Material Translogistics, Inc.	Flotek Chemical Ecuador Cia. Ltda.
Texas Corporation	Ecuador Limited Liability Company
Flotek Industries FZE	Florida Chemical Company, Inc.
Jebel Ali Free Zone Establishment	Delaware Corporation
FraxMax Analytics, LLC	FC Pro, LLC
Texas Limited Liability Company	Delaware Limited Liability Company
Petrovalve, Inc.	Eclipse IOR Services, LLC
Delaware Corporation	Texas Limited Liability Company
USA Petrovalve, Inc.	SiteLark, LLC
Texas Corporation	Texas Limited Liability Company
Turbeco, Inc.	Flotek Gulf, LLC
Texas Corporation	Omani Limited Liability Company
Flotek Export, Inc.	Flotek Gulf Research, LLC
Texas Corporation	Omani Limited Liability Company
Flotek Paymaster, Inc.	Flotek Industries Holdings Limited
Texas Corporation	England and Wales Corporation
Teledrift Company	Flotek Industries UK Limited
Delaware Corporation	England and Wales Corporation
Flotek International, Inc.	Flotek Technologies ULC
Delaware Corporation	British Columbia Unlimited Liability Company
Flotek Hydralift, Inc.
Texas Corporation